Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4 2019 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – January 28, 2020 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended December 31, 2019.

The Company realized net income of $29.0 million, or $0.66 per diluted share, in the fourth quarter of 2019. On an adjusted basis, fourth quarter net income was $29.8 million, or $0.67 per diluted share, as compared to adjusted net income of $23.7 million, or $0.53 per diluted share, for the same period last year. Adjusted EBITDA was $68.1 million and adjusted EBITDA margin was 42.7% for the fourth quarter of 2019.

Total revenues were $159.3 million and rental revenues were $152.1 million for the fourth quarter of 2019, as compared to $160.9 million and $152.0 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $125.5 million and $26.6 million, respectively, compared to $122.2 million and $29.9 million for the same period last year.

Dividend

The Company’s Board of Directors declared a cash dividend of 30.3 cents per share, which will be paid on March 11, 2020 to shareholders of record as of February 26, 2020.

Fourth Quarter 2019 Highlights

•	Drove healthy year-over-year growth of 4.1% in North American Storage Solutions rental revenue.

•	Grew consolidated adjusted EBITDA 7.6%, year-over-year, and expanded adjusted EBITDA margin by 340 basis points to 42.7%, driven by a 460 basis point year-over-year increase for Storage Solutions.

•

Generated cash from operating activities of $60.8 million for the quarter and $212.7 million for the full year, resulting in free cash flow of $51.1 million for the quarter and $143.1 million for the year, nearly double the prior year.

•	Raised North American Storage Solutions core (excluding seasonal) rates 4.5% year-over-year, with rates on newly placed units up 5.4%.

•	Maintained strong average OEC utilization rate of 80.6% for Storage Solutions.

•	Further increased return on capital employed to 10.1% as of December 31, 2019, exceeding our weighted average cost of capital and improving 160 basis points from December 31, 2018.

•	Decreased leverage ratio to 3.6x as of December 31, 2019 compared to 4.2x as of December 31, 2018.

•	Completed three acquisitions in the quarter, thereby strengthening our existing operations in Missouri and New York and expanding our serviceable reach in the Bloomington, Illinois market.

CEO Comments

Kelly Williams, Mobile Mini’s President and Chief Executive Officer, remarked, “Our record free cash flow generation in 2019 reflects the strength of our business model and provides us with considerable flexibility in capital allocation. Our strong fourth quarter 2019 financial performance is highlighted by 7.6% year-over-year growth in consolidated adjusted EBITDA, along with margin expansion of 340 basis points to 42.7%. I am especially pleased with the performance of our North America Storage Solutions business which included rental revenue growth of 4.1% and a very robust adjusted EBITDA margin of 47.3%.”

Mr. Williams continued, “In the twelve months ended December 31, 2019, we executed our strategic plan and delivered on our Evergreen model. We also nearly doubled free cash flow in 2019 relative to the prior year. We enter 2020 from a position of operational and financial strength, with a large and diversified customer base and a sustainable operational cadence. On a consolidated basis, in 2020 we expect to continue to grow rental revenues by GDP plus 2% to 3% while expanding adjusted EBITDA margin and generating strong levels of consolidated free cash flow, exceeding 2019 amounts.”

Conference Call

Mobile Mini will host a conference call tomorrow, January 29th at 9 am ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investor Relations section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 90 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 200,200 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,700 units. Mobile Mini’s network is comprised of 156 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to grow our business with existing and new customers, as well as our ability to grow above GDP, expand adjusted EBITDA margins, and generate strong free cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Mike Gaudreau (212) 836-9620
(602) 308-3879

Emily Tadano, Director of Treasury & Investor Relations (602) 845-4005

www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$152,060	$—	$152,060	$152,048	$—	$152,048
Sales	7,149	—	7,149	8,654	—	8,654
Other	57	—	57	167	—	167

Total revenues	159,266	—	159,266	160,869	—	160,869

Costs and expenses:
Rental, selling and general expenses	90,157	(972)	89,185	95,090	—	95,090
Cost of sales	4,191	—	4,191	5,512	—	5,512
Restructuring expense	—	—	—	700	(700)	—
Asset impairment charge and loss on divestiture, net	—	—	—	3,862	(3,862)	—
Depreciation and amortization	17,623	—	17,623	16,794	—	16,794

Total costs and expenses	111,971	(972)	110,999	121,958	(4,562)	117,396

Income from operations	47,295	972	48,267	38,911	4,562	43,473
Other income (expense):
Interest expense	(9,633)	—	(9,633)	(10,725)	—	(10,725)
Foreign currency exchange	(95)	—	(95)	(5)	—	(5)

Income before income tax provision	37,567	972	38,539	28,181	4,562	32,743
Income tax provision	8,551	226	8,777	13,933	(4,863)	9,070

Net income	$29,016	$746	$29,762	$14,248	$9,425	$23,673

EBITDA/Adjusted EBITDA	$64,823		$68,082	$55,700		$63,263
EBITDA/Adjusted EBITDA as a percentage of total revenues	40.7%		42.7%	34.6%		39.3%
Earnings per share:
Basic	$0.66		$0.68	$0.32		$0.53
Diluted	0.66		0.67	0.32		0.53
Weighted average number of common and common share equivalents outstanding:
Basic	43,707		43,707	44,353		44,353
Diluted	44,266		44,266	44,885		44,885

(1)

Adjusted column for the three-month period ended December 31, 2019 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2019 include the following, along with the related tax effects:

•	Reduction of rental, selling and general expenses to exclude $0.5 million of expenses related to actual and potential acquisitions.

•	Reduction of rental, selling and general expenses to exclude $0.5 million of expenses related to a realignment of personnel and resources with our current business model and operational needs.

(2)

Adjusted column for the three-month period ended December 31, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2018 include the following:

•	Exclusion of costs of $0.7 million related to the restructuring of our business operations, along with the related tax effect.

•	Exclusion of an asset impairment charge and loss on divestiture, net of proceeds of $3.9 million related to assets that the Company placed as held for sale, along with the related tax effect.

•

Exclusion of $5.8 million in income tax provision resulting from an out-of-period adjustment recorded in the fourth quarter of 2018 to correct deferred tax assets that had been established in previous years.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$581,657	$—	$581,657	$558,197	$—	$558,197
Sales	30,394	—	30,394	34,354	—	34,354
Other	574	—	574	678	—	678

Total revenues	612,625	—	612,625	593,229	—	593,229

Costs and expenses:
Rental, selling and general expenses	369,525	(7,202)	362,323	364,123	—	364,123
Cost of sales	18,675	—	18,675	22,437	—	22,437
Restructuring expenses	—	—	—	2,006	(2,006)	—
Asset impairment charge and loss on divestiture, net	—	—	—	102,140	(102,140)	—
Depreciation and amortization	70,583	—	70,583	67,000	—	67,000

Total costs and expenses	458,783	(7,202)	451,581	557,706	(104,146)	453,560

Income from operations	153,842	7,202	161,044	35,523	104,146	139,669
Other income (expense):
Interest income	12	—	12	6	—	6
Interest expense	(41,378)	—	(41,378)	(40,904)	—	(40,904)
Deferred financing costs write-off	(123)	123	—	—	—	—
Foreign currency exchange	(274)	—	(274)	64	—	64

Income (loss) before income tax provision	112,079	7,325	119,404	(5,311)	104,146	98,835
Income tax provision	28,345	919	29,264	2,751	22,475	25,226

Net income (loss)	$83,734	$6,406	$90,140	$(8,062)	$81,671	$73,609

EBITDA/Adjusted EBITDA	$224,163		$242,893	$102,593		$217,243
EBITDA/Adjusted EBITDA as a percentage of total revenues	36.6%		39.6%	17.3%		36.6%
Earnings (loss) per share:
Basic	$1.90		$2.04	$(0.18)		$1.66
Diluted	1.88		2.02	(0.18)		1.64
Weighted average number of common and common share equivalents outstanding:
Basic	44,178		44,178	44,295		44,295
Diluted	44,550		44,550	44,295		44,980

(1)

Adjusted column for the twelve months ended December 31, 2019 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the twelve-month period ended December 31, 2019 include the following, along with the related tax effects:

•

Reduction of rental, selling and general expenses to exclude $3.6 million of non-cash share-based compensation related to transition agreements for our Chief Executive Officer who retired as an employee of the Company and assumed the position of Chairman of the Board.

•	Reduction of rental, selling and general expenses to exclude $3.1 million of expenses related to actual and potential acquisitions.

•	Reduction of rental, selling and general expenses to exclude $0.5 million of expenses related to a realignment of personnel and resources with our current business model and operational needs.

•	Exclusion of $0.1 million of deferred financing costs that were written off in conjunction with the amendment of our lines of credit.

(2)

Adjusted column for the twelve months ended December 31, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the twelve-month period ended December 31, 2018 include the following:

•	Exclusion of $2.0 million related to the restructuring of our business operations, along with the related tax effect.

•

Exclusion of an asset impairment charge and loss on divestiture, net of proceeds of $102.1 million related to assets that the Company placed as held for sale during the period, along with the related tax effect.

•

Exclusion of $2.6 million in income tax benefit resulting from the reversal in the period of a provisional tax expense related to the repatriation of foreign earnings for the impact of the U.S. federal tax reform enacted in the fourth quarter of 2017.

•

Exclusion of $5.8 million in income tax provision resulting from an out-of-period adjustment recorded in the fourth quarter of 2018 to correct deferred tax assets that had been established in previous years.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2019	2018
As of December 31:
Stand-alone Storage Solutions locations	120	117
Stand-alone Tank & Pump Solutions locations	20	20
Combined Storage Solutions and Tank & Pump Solutions locations	16	17
Storage Solutions rental fleet units	200,200	195,600
Tank & Pump Solutions rental fleet units	12,700	12,600
Average utilization based on original equipment cost
Three months ended December 31:
Storage Solutions	80.6%	82.9%
Tank & Pump Solutions	68.6%	76.0%
Twelve months ended December 31:
Storage Solutions	77.9%	74.2%
Tank & Pump Solutions	71.1%	74.0%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31, 2019
	Storage Solutions
	North America	United Kingdom	Total	Tank & Pump Solutions	Consolidated
Revenues:
Rental	$106,668	$18,814	$125,482	$26,578	$152,060
Sales	4,515	1,364	5,879	1,270	7,149
Other	36	—	36	21	57

Total revenues	111,219	20,178	131,397	27,869	159,266

Costs and expenses:
Rental, selling and general expenses	58,106	12,482	70,588	18,597	89,185
Cost of sales	2,578	1,114	3,692	499	4,191
Depreciation and amortization	9,129	1,807	10,936	6,687	17,623

Total costs and expenses	69,813	15,403	85,216	25,783	110,999

Income from operations	$41,406	$4,775	$46,181	$2,086	$48,267

Adjusted EBITDA	$52,579	$6,588	$59,167	$8,915	$68,082
Adjusted EBITDA Margin	47.3%	32.6%	45.0%	32.0%	42.7%

	Three Months Ended December 31, 2018
	Storage Solutions
	North America	United Kingdom	Total	Tank & Pump Solutions	Consolidated
Revenues:
Rental	$102,486	$19,685	$122,171	$29,877	$152,048
Sales	4,797	2,450	7,247	1,407	8,654
Other	66	63	129	38	167

Total revenues	107,349	22,198	129,547	31,322	160,869

Costs and expenses:
Rental, selling and general expenses	62,582	12,818	75,400	19,690	95,090
Cost of sales	2,862	1,882	4,744	768	5,512
Depreciation and amortization	8,242	1,842	10,084	6,710	16,794

Total costs and expenses	73,686	16,542	90,228	27,168	117,396

Income from operations	$33,663	$5,656	$39,319	$4,154	$43,473

Adjusted EBITDA	$44,720	$7,571	$52,291	$10,972	$63,263
Adjusted EBITDA Margin	41.7%	34.1%	40.4%	35.0%	39.3%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Twelve Months Ended December 31, 2019
	Storage Solutions
	North America	United Kingdom	Total	Tank & Pump Solutions	Consolidated
Revenues:
Rental	$389,674	$75,738	$465,412	$116,245	$581,657
Sales	18,047	6,819	24,866	5,528	30,394
Other	399	—	399	175	574

Total revenues	408,120	82,557	490,677	121,948	612,625

Costs and expenses:
Rental, selling and general expenses	232,731	51,663	284,394	77,929	362,323
Cost of sales	10,441	5,385	15,826	2,849	18,675
Depreciation and amortization	36,103	7,070	43,173	27,410	70,583

Total costs and expenses	279,275	64,118	343,393	108,188	451,581

Income from operations	$128,845	$18,439	$147,284	$13,760	$161,044

Adjusted EBITDA	$175,295	$25,759	201,054	$41,839	$242,893
Adjusted EBITDA Margin	43.0%	31.2%	41.0%	34.3%	39.6%

	Twelve Months Ended December 31, 2018
	Storage Solutions
	North America	United Kingdom	Total	Tank & Pump Solutions	Consolidated
Revenues:
Rental	$366,713	$80,751	$447,464	$110,733	$558,197
Sales	20,008	9,024	29,032	5,322	34,354
Other	304	224	528	150	678

Total revenues	387,025	89,999	477,024	116,205	593,229

Costs and expenses:
Rental, selling and general expenses	233,764	53,884	287,648	76,475	364,123
Cost of sales	12,263	7,176	19,439	2,998	22,437
Depreciation and amortization	33,591	7,891	41,482	25,518	67,000

Total costs and expenses	279,618	68,951	348,569	104,991	453,560

Income from operations	$107,407	$21,048	$128,455	$11,214	$139,669

Adjusted EBITDA	$150,871	$29,218	$180,089	$37,154	$217,243
Adjusted EBITDA Margin	39.0%	32.5%	37.8%	32.0%	36.6%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$8,053	$5,605
Receivables, net	104,390	130,233
Inventories	9,517	11,725
Rental fleet, net	966,223	929,090
Property, plant and equipment, net	157,183	154,254
Operating lease assets	93,116	—
Other assets	13,806	13,398
Intangibles, net	51,185	55,542
Goodwill	713,404	705,217

Total assets	$2,116,877	$2,005,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$31,554	$33,177
Accrued liabilities	77,069	88,136
Operating lease liabilities	94,932	—
Lines of credit	555,400	593,495
Obligations under finance leases	74,399	63,359
Senior notes, net	247,127	246,489
Deferred income taxes	195,034	170,139

Total liabilities	1,275,515	1,194,795

Stockholders’ equity:
Common stock	504	500
Additional paid-in capital	638,083	619,850
Retained earnings	445,285	410,641
Accumulated other comprehensive loss	(65,093)	(72,861)
Treasury stock	(177,417)	(147,861)

Total stockholders’ equity	841,362	810,269

Total liabilities and stockholders’ equity	$2,116,877	$2,005,064

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$83,734	$(8,062)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred financing costs write-off	123	—
Asset impairment charge and loss on divestiture, net	—	102,140
Provision for doubtful accounts	5,879	2,412
Amortization of deferred financing costs	1,837	2,060
Amortization of long-term liabilities	13	145
Share-based compensation expense	15,121	10,867
Depreciation and amortization	70,583	67,000
Gain on sale of rental fleet	(5,923)	(6,055)
Loss on disposal of property, plant and equipment	100	600
Deferred income taxes	23,305	(2,523)
Foreign currency exchange	274	(64)
Changes in certain assets and liabilities, net of effect of businesses acquired	17,672	(8,422)

Net cash provided by operating activities	212,718	160,098

Cash flows from investing activities:
Cash paid for business acquired, net of cash acquired	(13,048)	—
Proceeds from sale of assets held for sale	—	10,153
Additions to rental fleet, excluding acquisitions	(70,851)	(85,961)
Proceeds from sale of rental fleet	13,726	14,993
Additions to property, plant and equipment, excluding acquisitions	(13,274)	(16,931)
Proceeds from sale of property, plant and equipment	740	683

Net cash used in investing activities	(82,707)	(77,063)

Cash flows from financing activities:
Net repayments under lines of credit	(38,096)	(40,790)
Deferred financing costs	(3,521)	—
Principal payments on finance lease obligations	(10,690)	(9,746)
Issuance of common stock	3,116	3,617
Dividend payments	(48,882)	(44,530)
Purchase of treasury stock	(29,556)	(695)

Net cash used in financing activities	(127,629)	(92,144)

Effect of exchange rate changes on cash and cash equivalents	66	1,263

Net change in cash and cash equivalents	2,448	(7,846)
Cash and cash equivalents at beginning of period	5,605	13,451

Cash and cash equivalents at end of period	$8,053	$5,605

Equipment and other acquired through finance lease obligations	$21,730	$20,314
Capital expenditures accrued or payable	5,591	10,752

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$29,016	$14,248	$83,734	$(8,062)
Interest expense	9,633	10,725	41,378	40,904
Income tax provision	8,551	13,933	28,345	2,751
Depreciation and amortization	17,623	16,794	70,583	67,000
Deferred financing costs write-off	—	—	123	—

EBITDA	64,823	55,700	224,163	102,593
Share-based compensation expense	2,287	3,001	11,528	10,504
Restructuring expenses	—	700	—	2,006
Asset impairment charge and loss on divestiture, net	—	3,862	—	102,140
Chief Executive Officer transition	—	—	3,593	—
Acquisition-related expenses	491	—	3,128	—
Other	481	—	481	—

Adjusted EBITDA	$68,082	$63,263	$242,893	$217,243

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$60,819	$43,878	$212,718	$160,098
Interest paid	5,994	6,226	40,150	37,979
Income and franchise taxes paid	1,481	1,666	6,600	4,012
Share-based compensation expense, including restructuring expense	(2,287)	(3,001)	(15,121)	(10,867)
Asset impairment charge and loss on divestiture, net	—	(3,862)	—	(102,140)
Gain on sale of rental fleet	1,313	1,532	5,923	6,055
Loss on disposal of property, plant and equipment	(54)	(52)	(100)	(600)
Changes in certain assets and liabilities, net of effect of businesses acquired	(2,443)	9,313	(26,007)	8,056

EBITDA	$64,823	$55,700	$224,163	$102,593

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$60,819	$43,878	$212,718	$160,098

Additions to rental fleet, excluding acquisitions	(9,604)	(20,341)	(70,851)	(85,961)
Proceeds from sale of rental fleet	2,944	3,546	13,726	14,993
Additions to property, plant and equipment, excluding acquisitions	(3,357)	(2,296)	(13,274)	(16,931)
Proceeds from sale of property, plant and equipment	292	80	740	683

Net capital expenditures, excluding acquisitions	(9,725)	(19,011)	(69,659)	(87,216)

Free cash flow	$51,094	$24,867	$143,059	$72,882

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.